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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference of our report dated February 19, 1997, with respect to the Combined Financial Statements of Racing Champions Limited Group for the two years ended March 31, 1995 and 1996 and for the one month ended April 30, 1996, in the Registration Statement (Form S-8) dated June 29, 1998 pertaining to the Stock Incentive Plan of Racing Champions Corporation.


                                        /s/ Ernst & Young

                                        Ernst & Young


Hong Kong
June 29, 1998